Exhibit 10.33
                              EMPLOYEE AGREEMENT
                                 (Version II)


         In consideration of my employment or continued employment by OptiMark, Inc.(the "Company"), I agree to the terms and conditions of employment set forth below.

         1. CONFLICT OF INTEREST. At the time of signing this Agreement, I have no obligation to any prior employer or other person or organization which would interfere with my performance of my work for the Company or which would result in any conflict of interest for the Company or its customers or clients, except as I have noted in attachment A hereto. Further, I have made no commitment and have no restriction on my service which is a result of any past or present consulting agreement, directorship, ownership interest or other affiliation or connection with any other organization, except as I have noted in attachment A hereto, and will not enter into such commitments or be encumbered by such restrictions without receiving prior written approval from the Company. During the period of my employment by the Company, I will not engage in any other employment or other activity which may be inconsistent with my obligations to the Company and its investors, business partners, customers and clients.

         2. CONFIDENTIAL INFORMATION. In the course of my employment by the Company, I may become aware of confidential information including, without limitation, computer system and software designs, plans for new product and service offerings, dealings with regulators, customer lists, market research, strategic plans or other similar information that relates to the business of the Company, its investors, business partners, customers or clients. I will not use or disclose any such confidential information of the Company or its investors, business partners customers or clients except in fulfillment of my obligations to the Company or unless ordered to do so by a court of competent jurisdiction (in which latter case I will promptly inform the Company of such order). I will comply with the Company's policies and procedures for the protection of confidential information. Further, my obligation not to disclose or use such confidential information will continue for a period of two years after the termination of my employment for whatever reason.

         3. INTELLECTUAL PROPERTY. I fully and promptly will disclose and describe to the Company, and hereby agree to assign to the Company, all of my full right, title, and interest in all intellectual property, including, without limitation, all inventions, discoveries, concepts, ideas, systems, methods, processes, works, computer programs and computer software (whether or not patentable or copyrightable or constituting trade secrets), which I make, conceive, reduce to practice, or create as an employee of or in connection with my employment by the Company. I also will disclose and assign to the Company all of my interest, if any, in any such intellectual property conceived of or created by other employees or by clients of the Company during the period of my employment by the Company. I understand that I will have no rights to any royalties or other compensation for the use of any intellectual property covered by this Agreement, unless expressly agreed to in writing by the Company. This paragraph 3, however, shall not apply to intellectual property that meets all of the following requirements: (i) it does not relate to the actual business or research and development of the Company, or to business or research and development under consideration by the Company that is known to me, (ii) it is made or conceived of by me during times not working as an employee of the Company (whether or not during normal business hours or on Company premises), and (iii) it is not


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derived from, and is made without the use of, any intellectual property or confidential information of the Company. I own the discoveries, improvements or inventions identified in attachment A hereto, which discoveries, improvements or inventions are expressly reserved and excepted from the provisions of this Agreement.

         4. PATENTS. I will cooperate with the Company in doing whatever is appropriate, including executing assignments, to apply for, obtain and enforce patent rights (U.S. and/or foreign) for the Company or its clients on any invention which is made by me (either alone or jointly with others) during my employment, provided that (a) all expenses required to apply for, obtain and enforce any patent rights will be paid by the Company, and (b) if I am required to spend a substantial amount of time to carry out my obligations under this paragraph 4, I will be entitled to reasonable compensation from the Company for that time. I understand that the Company will have no obligation to me to apply for or obtain any such patent rights.

         5. WRITINGS. Any written materials or software that I prepare, in whole or in part, during the course of my employment with the Company, will be the property of the Company. I hereby assign to the Company all of my full right, title and interest in any such written materials or software. I also will do whatever is appropriate to obtain copyright protection of any such written materials or software relating to my work for the Company or its clients, should the Company so request.

         6. FINANCIAL OBLIGATIONS. If I am provided with travel advances or other advances of expenses in connection with my employment with the Company, I will make a prompt settlement of all such advances after completion of the travel or other employment-related activities. If I owe any money to the Company at the time of termination of my employment, such amount owed to the Company may be deducted from any money otherwise owed to me by the Company.

         7. REASONABLE NOTICE OF TERMINATION I understand that, unless expressly provided otherwise in any other written agreement signed by me and an authorized officer of the Company, my employment with the Company is "at will", and my employment may be terminated by the Company at any time, with or without cause or prior notice. I understand that termination of my employment will be deemed to be with cause only if I am terminated for gross negligence (but not ordinary negligence), intentional misconduct, breach of this or any other written employment agreement with the Company, or repeated failure to comply with reasonable directives of the Company's Chief Executive Officer or Board of Directors, all as determined by a unanimous vote of said Board, or if I am convicted of or plead guilty or novo contender to a felony or crime of moral turpitude.

         8. COMPANY PROPERTY. Upon the termination of my employment with the Company, or during my employment if so requested by the Company, I will deliver to an authorized representative of the Company (a) all credit cards, identification cards, badges, keys, and other items which have been provided to me by the Company, (b) all tools, equipment, and software provided to me by the Company, and (c) all written materials, records, tapes, disks and other media which relate to the business of the Company. I will not retain any copies or duplicates of the items described above, except that I may retain copies of my own records relating to my compensation from the Company, a copy of this Agreement, and my personal copies of any papers which have been written by me and have been published without restriction.


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



        9. SOLICITING EMPLOYEES AND CLIENTS. I agree that for a period of 12 months following the termination of my employment with the Company for any reason, I will not, and will not assist any one else to, directly or indirectly solicit or induce any of the Company's employees to terminate their employment with the Company or divert, interfere with or take away from the Company any person, company or entity which, within the six month period immediately preceding my termination of employment, was an investor, customer, client, supplier, business partner, prime contractor, subcontractor or independent contractor of the Company.

        10. ACKNOWLEDGMENT. I acknowledge that the Company shall not have an adequate remedy at law in the event I breach this Agreement and that the Company will suffer irreparable damage and injury in such event. I agree that the Company, in addition to any other available rights and remedies, shall be entitled to a preliminary and permanent injunction, without having to post a bond, restricting me from committing or continuing any violation of this Agreement.

        11. ENFORCEABILITY. If any provision of this Agreement shall, to any extent, be found to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and any such invalid or unenforceable provision shall be reformed so as to be valid and enforceable to the full extent permitted by law.

        12. OBLIGATIONS TO THE COMPANY. I understand that I may have obligations to the Company that are not expressly set forth in this Agreement, including obligations to perform the duties of my employment with loyalty, honesty and integrity and in good faith. I understand that I will be required to comply with all rules, regulations and policies of the Company.

        13. CONTINUING OBLIGATIONS. My obligations under this Agreement will continue in effect after termination of my employment with the Company. The provisions of this Agreement will be binding upon my executors, administrators, or other legal representatives in the event of my death or disability.

        14. GOVERNING LAW. This Agreement (except for paragraph 7) shall continue in effect after my employment with the Company terminates, and shall be governed by and construed in accordance with the laws of the State of New Jersey.

         15. NO ORAL AGREEMENTS. I understand that (a) this Agreement and any other written employment agreement include every agreement between the Company and me with respect to my employment, (b) any and all prior oral agreements between me and the Company with respect to my employment are terminated and superseded by this Agreement, (c) no oral agreements between me and the Company with respect to my employment are or will be enforceable against me or the Company, and (d) I will not rely on any oral promises from the Company with respect to my employment, on the understanding that any such promises must be included in a writing, signed by an officer of the Company, in order to be enforceable.


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        16. RECOMMENDATION OF LEGAL ADVICE. I acknowledge the Company's encouragement for me to have obtained independent legal advice with respect to this Agreement. I either have obtained or affirmatively waive such advice.

I HAVE READ AND UNDERSTAND ALL OF THE PROVISIONS OF THIS EMPLOYEE AGREEMENT, AND I AGREE TO SUCH PROVISIONS WITHOUT RESERVATION.



              /s/ James Pak
              -------------
              Signature


              12/1/2001
              ---------
              Date


              James
              ---------
              Printed Name












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